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                                                                    EXHIBIT 12.1

               MICHIGAN CONSOLIDATED GAS COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         Twelve Months Ended December 31
                                                    ------------------------------------------
                                                     2004     2003     2002     2001     2000
                                                    ------   ------   ------   ------   ------
(Millions of Dollars)

EARNINGS:

Pretax earnings................................     $   10   $   45   $   32   $  (66)  $  164
     Adjustments...............................         (3)       -        -        -        -
     Fixed charges.............................         59       58       62       61       62
                                                    ------   ------   ------   ------   ------
NET EARNINGS                                        $   66   $  103   $   94   $   (5)  $  226
                                                    ======   ======   ======   ======   ======

FIXED CHARGES:

  Interest expense.............................     $   57   $   57   $   60   $   59   $   60
     Adjustments...............................          2        1        2        2        2
                                                    ------   ------   ------   ------   ------
FIXED CHARGES                                       $   59   $   58   $   62   $   61   $   62
                                                    ------   ------   ------   ------   ------

Ratio of Earnings to Fixed Charges                    1.12     1.77     1.53              3.65
                                                    ======   ======   ======            ======

Coverage Deficiency (1)                                                        $  (66)
                                                                               ======

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(1)   The earnings for the twelve-month period ended December 31, 2001 were not adequate to cover fixed charges. The amount of the deficiency was $66,432,000. The Ratio of Earnings to Fixed Charges excluding unusual charges would have been 1.62.